UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

☒   Filed by the Registrant

☐    Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The ExOne Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of The ExOne Company (“ExOne” or the “Company”). The meeting will be held on May 16, 2018 at 10:00 a.m., Eastern Daylight Time, at ExOne’s principal executive offices, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642. At the meeting, holders of ExOne’s issued and outstanding common stock (NASDAQ: XONE) will act upon the following matters:

(1) Election of six (6) nominees to the Board of Directors identified in the accompanying Proxy Statement, each for a term that expires in 2019;

(2) Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2018; and

(3) Any other matters that properly come before the meeting.

The record date for the Annual Meeting is March 19, 2018. Only stockholders of record at the close of business on that date are entitled to receive notice of, to attend and to vote at, the Annual Meeting and any postponements or adjournments thereof.

This year, we are pleased to deliver our proxy materials to stockholders primarily over the Internet. Utilizing Internet delivery allows us to distribute our proxy materials in an environmentally responsible and cost-effective manner. On April 5, 2018, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to certain holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice. The Internet Notice explains how to access the proxy materials and the 2017 Annual Report, free of charge, through the website described in the Internet Notice. The Internet Notice and website also provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis.

If you received your Annual Meeting materials by mail, the Proxy Statement, 2017 Annual Report, Notice of Annual Meeting and proxy card were enclosed. Your vote is very important, and we appreciate you taking the time to vote promptly. The proxy card contains instructions on how to vote by proxy by telephone or through the Internet, or you may complete, sign and return the proxy card by mail.

It is very important that your shares are represented at the Annual Meeting, whether or not you plan to attend in person. Accordingly, we request and urge you to review the proxy materials and vote your shares in advance of the meeting. If you decide to attend the Annual Meeting, and wish to vote in person, you may do so by revoking your proxy at that time. Also, if you plan to attend the meeting in person and need directions, please contact the office of the General Counsel and Corporate Secretary at (724) 863-9663. To ensure your vote is counted at the Annual Meeting, please vote as promptly as possible.

By Order of the Board of Directors, LORETTA L. BENEC General Counsel and Corporate Secretary April 5, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2018: OUR PROXY STATEMENT, 2017

ANNUAL REPORT AND NOTICE OF ANNUAL MEETING ARE AVAILABLE WITH YOUR 16-DIGIT

CONTROL NUMBER AT

HTTP://WWW.PROXYVOTE.COM.

PROXY SUMMARY

Meeting Information

Date:	May 16, 2018

Time:	10:00 a.m. Eastern Daylight Time

Place:	Our Principal Executive Offices: 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642

Proposals:

(1)   Election of six (6) nominees to the Board of Directors (the “Board”)

(2)   Ratification of the appointment of Schneider Downs & Co., Inc. as our independent registered public accounting firm for 2018

(3)   Any other matters that properly come before the meeting

How to Vote — Your vote is important

Record Date. You are eligible to vote if you were a stockholder of record at the close of business on Monday, March 19, 2018. To make sure that your shares are represented at the meeting, please cast your vote as soon as possible.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions that you receive to vote your shares.

Registered Owners. If you are a registered holder, please complete and sign the enclosed proxy card and return it to Broadridge by following the instructions on the card. You also may vote your shares by telephone or over the Internet as described on your proxy card.

Online Access to Proxy Materials

The Proxy Statement, 2017 Annual Report and Notice of Annual Meeting are available with your 16-digit control number at HTTP://WWW.PROXYVOTE.COM.

Election of Directors

This year, we are recommending the election of six (6) nominees to the Board:

Name	Age	Independent	Position with ExOne
S. Kent Rockwell	73	No	Executive Chairman
John Irvin	63	No	Director
Gregory F. Pashke	70	Yes	Director and member of Audit Committee and Nominating and Governance Committee
Lloyd A. Semple	78	Yes	Lead Director, Chair of Nominating and Governance Committee and member of Compensation Committee
William F. Strome	63	Yes	Director, Chair of Audit Committee and member of Nominating and Governance Committee and Compensation Committee
Bonnie K. Wachtel	62	Yes	Director, Chair of Compensation Committee and member of Audit Committee

Four of the six nominees are “independent” under the NASDAQ Stock Market (“NASDAQ”) rules.

Compensation Highlights

•	ExOne’s executive compensation is performance driven.

•	For 2017, our named executive officers received a combination of base salary and equity incentive awards.

Corporate Governance Highlights

Our Board is committed to establishing and maintaining corporate governance policies and practices that are appropriate for a company like ExOne. Highlights of our implemented measures include:

•	Strong independent Lead Director and enhanced use of independent committees to ensure a balanced process;

•	Annual election of directors;

•	Majority voting standard for non-contested election of directors;

•	Supermajority of independent directors on the Board (4 out of 6 independent directors upon election at 2018 Annual Meeting);

•	100% independent members on Audit, Compensation and Nominating and Governance Committees;

•	Stock retention policy for directors and executive officers;

•	Anti-hedging and anti-pledging policies for directors and executive officers;

•	Clawback policy for restatement of financial statements;

•	Succession and executive talent planning at the Board level;

•	Strong ethics policy, whistleblower policy and international policies on import and export matters;

•	Process for review and approval of related person transactions;

•	Board compensation in form and amount appropriate for our size and state of development; and

•	Annual Board self-evaluation process.

Ratification of Independent Registered Accounting Firm

We are recommending the ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2018.

The ExOne Company

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2018 at 10:00 a.m., Eastern Daylight Time

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of The ExOne Company (“we,” the “Company,” or “ExOne”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 16, 2018 at 10:00 a.m., Eastern Daylight Time, at ExOne’s principal executive offices, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. If you are a registered holder, you may vote by telephone, over the Internet or by completing, signing and returning a proxy card to Broadridge by following the instructions on the card. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions that you receive to vote your shares.

We intend to mail to all stockholders of record entitled to vote at the Annual Meeting either the Internet Notice or a full set paper copy of this Proxy Statement, together with our 2017 Annual Report, the Notice of Annual Meeting and the accompanying proxy card on or about April 5, 2018.

Copies of our 2017 Annual Report furnished to our stockholders do not contain copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017. You can obtain copies of these exhibits electronically at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The exhibits are also available as part of the Form 10-K for the year ended December 31, 2017 which is available on ExOne’s corporate website at www.exone.com. Stockholders may also obtain copies of exhibits without charge by contacting our General Counsel and Corporate Secretary at (724) 863-9663.

We will also post this Proxy Statement, our 2017 Annual Report and the Notice of Annual Meeting on the Internet at HTTP://WWW.PROXYVOTE.COM on or about April 5, 2018, which you may access using your 16-digit control number.

Why did I receive an Internet Notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of this Proxy Statement, the 2017 Annual Report and the Notice of Annual Meeting?

We are taking advantage of an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders the Internet Notice. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Notice.

If you would prefer to receive proxy materials (including a proxy card) in printed form by mail or electronically by email, please follow the instructions contained in the Internet Notice.

Why didn’t I receive an Internet Notice in the mail regarding the Internet availability of proxy materials?

The SEC rule that allows us to furnish our proxy materials over the Internet rather than in paper form does not require us to do so for all stockholders. We may choose to send certain stockholders the Internet Notice, while sending other stockholders a full set paper copy of our Proxy Statement, 2017 Annual Report, Notice of Annual Meeting and proxy card.

Who can vote at the Annual Meeting and when is the Record Date?

Only stockholders of record at the close of business on March 19, 2018 are entitled to vote at the Annual Meeting. On the record date, there were 16,202,119 shares of ExOne common stock (“Common Stock”) outstanding. All holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of the close of business on March 19, 2018 for each matter to be voted on at the Annual Meeting.

How can I access the proxy materials over the Internet?

An electronic copy of this Proxy Statement, the 2017 Annual Report and the Notice of Annual Meeting are available with your 16-digit control number at HTTP://WWW.PROXYVOTE.COM.

What proposals are being considered?

There are two matters scheduled for a vote at the Annual Meeting:

•	Proposal No. 1: Election of the six (6) nominees to the Board identified in Proposal No. 1, each for a term that expires at the 2019 Annual Meeting of Stockholders.

•	Proposal No. 2: Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2018.

How do I vote?

For Proposal No. 1, you may vote “For” or “Against” each director nominee or you may “Abstain” from voting for any nominee. For Proposal No. 2, you may vote “For” or “Against” the proposal or “Abstain” from voting.

Stockholder of Record (Shares Registered in Your Name) — If on March 19, 2018, your shares were registered directly in your name with ExOne’s transfer agent, American Stock Transfer & Trust, LLP, then you are a stockholder of record with respect to those shares.

As a stockholder of record, you may vote by proxy by telephone, over the Internet or by returning a proxy card, or you may vote in person at the Annual Meeting. Regardless of whether you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•

If you received your proxy materials in the mail, you may vote your shares by proxy over the Internet, by telephone or by returning your proxy card by mail in the envelope provided. Instructions to vote over the Internet or by telephone are printed on your proxy card. To vote using the proxy card, please complete, sign and date the enclosed proxy card and return it promptly to us. If you vote by proxy by telephone, over the Internet or by returning your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, please come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner (Shares Registered in the Name of a Broker, Bank or Other Nominee) — If on March 19, 2018, your shares were held in an account at a broker, bank, or other similar organization as your nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. Please refer to the voting instructions provided by your broker, bank or other nominee. Many organizations allow beneficial owners to give voting instructions via telephone or the Internet, as well as in writing. You also are invited to attend the Annual Meeting, but you will need to bring a copy of a brokerage statement reflecting stock ownership as of March 19, 2018. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy (sometimes referred to as a “legal proxy”) from your broker, bank or other nominee.

How many votes do I have?

You have one vote for each share of Common Stock you own as of the close of business on March 19, 2018 for each matter to be voted on at the Annual Meeting. You may vote on each proposal presented for consideration at the Annual Meeting. There are no cumulative voting rights with respect to our Common Stock.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each of the six (6) nominees for director, and “For” ratification of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

What do I need to do to attend the Annual Meeting in person?

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 9:45 a.m. Eastern Daylight Time, and the Annual Meeting will begin at 10:00 a.m. Each stockholder should be prepared to present:

1.	Valid government issued photo identification, such as a driver’s license or passport; and

2.	Beneficial owners holding their shares through a broker, bank or other nominee will need to bring proof of beneficial ownership as of March 19, 2018, the record date, such as their most recent account statement reflecting their stock ownership prior to March 19, 2018, a copy of the voting instruction card provided by their broker, bank or other nominee, or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, are not permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. Please note that large bags and packages are not allowed at the Annual Meeting. Persons may be subject to search.

Who is paying for this proxy solicitation?

ExOne will pay for the entire cost of soliciting proxies. In addition to ExOne mailing these proxy materials, ExOne’s directors and employees also may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. ExOne may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple Internet Notices or multiple copies of this Proxy Statement, Notice of Annual Meeting and proxy card), your shares are registered in more than one name or are registered in different accounts. Please make sure that you vote all of your shares by following the directions on each Internet Notice or proxy card.

Can I change my vote after submitting my proxy?

Yes. You can change your vote at any time before the final vote at the meeting.

If you are a stockholder of record, you may change your vote in any one of the following ways:

•	You may submit another properly completed proxy (including by telephone or over the Internet) with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.

•	You may attend the Annual Meeting and vote in person by ballot. Simply attending the meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares held in street name, you may change your vote in any one of the following ways:

•	You may submit new voting instructions to your broker, bank or other nominee.

•	If you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

How are votes counted?

We have designated a representative of Broadridge Financial Services as the inspector of elections who will validate the votes.

With respect to Proposal No. 1, the inspector of elections will count “For” votes and “Against” votes. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of Proposal No. 1.

With respect to Proposal No. 2, the inspector of elections will count separately “For,” “Against” and “Abstain” votes and broker non-votes. “Abstain” votes will be counted towards the vote total for the proposal, and will have the same effect as “Against” votes. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of Proposal No. 2.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter, including the election of directors, without instructions from the beneficial owner and instructions are not given.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, while broker non-votes will be counted as present for the purpose of determining the presence of a quorum at the meeting, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

How many votes are needed to approve each proposal?

Proposal No. 1. Directors will be elected by the vote of a majority of the shares cast with respect to the director at the Annual Meeting. This means that the number of votes cast “For” a director’s election must exceed the number of votes cast “Against” that director’s election. Stockholders may not cumulate votes in the election of directors. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of this proposal.

Proposal No. 2. Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as an “Against” vote. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of this proposal.

What are the Board’s voting recommendations?

•	Proposal No. 1: “For” election of each of the six (6) nominees to the Board.

•	Proposal No. 2: “For” ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2018.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares entitled to vote is represented by stockholders present at the meeting or represented by proxy. On the record date, there were 16,202,119 shares of Common Stock outstanding and entitled to vote. This means that at least 8,101,060 shares must be represented by stockholders present at the meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting, and will file an amended Current Report on Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2019 Annual Meeting of Stockholders?

Our 2019 Annual Meeting of Stockholders will be held on May 15, 2019 at 10:00 a.m. To be included in our Proxy Statement for the 2019 Annual Meeting of Stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, such proposals must be received by ExOne by December 6, 2018, which is at least 120 calendar days before the anniversary date of the release of ExOne’s Proxy Statement to stockholders in connection with the previous year’s annual meeting.

How can stockholders submit nominations of persons for election to the Board or proposals of business to be transacted by the stockholders for the 2019 Annual Meeting of Stockholders?

A stockholder of record may submit nominations of persons for election to the Board or proposals of business to be transacted by the stockholders only if he or she complies with Article III, Section 13 of our Amended and Restated Bylaws, as amended (the “Bylaws”). This section provides that a stockholder must give advance notice to our Corporate Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at the 2019 Annual Meeting of Stockholders at our principal executive offices (i) not earlier than 120 days prior to such meeting and (ii) at least 45 days prior to the anniversary date of the filing of ExOne’s Proxy Statement with the SEC in connection with the previous year’s annual meeting. Therefore, for the 2019 Annual Meeting, such notice must be received by ExOne no sooner than January 15, 2019 and no later than February 19, 2019.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Corporate Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business, the reasons for conducting such business at the meeting, any personal or other direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and certain other information specified in our Bylaws.

If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Governance Committee as a potential nominee for director, see the procedures discussed in “Corporate Governance — Nominating and Governance Committee.”

What are the implications of being an “emerging growth company”?

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the JOBS Act). An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies.

As an emerging growth company:

•

We are exempt from the requirement to obtain an attestation and report from our independent registered public accounting firm on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	We are permitted to provide less extensive disclosure about our executive compensation arrangements;

•	We are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	We have elected to use an extended transition period for complying with new or revised accounting standards.

We may choose to take advantage of some, but not all, of these reduced burdens. We will continue to operate under these provisions through December 31, 2018, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, qualify as a “large accelerated filer” under the Exchange Act, which requires us to have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

This year, the Nominating and Governance Committee has selected six (6) nominees for election to the Board for consideration at the Annual Meeting; our Board has approved the nominees. All nominees are current members of the Board. Each nominee elected as a director at the Annual Meeting will continue to serve until the 2019 Annual Meeting of Stockholders, until his or her successor has been elected or qualified, or until his or her earlier death, resignation or removal.

Director Qualifications

Our Nominating and Governance Committee believes each member of our Board possesses the individual qualities necessary to serve on ExOne’s Board, including high personal and professional ethical standards and integrity, honesty and good values. Our directors are highly educated and have diverse backgrounds and extensive track records of success in what we believe are highly relevant positions with large international companies, firms and major private and public institutions. Our directors have each demonstrated an ability to exercise sound judgment and have exhibited a commitment of service to ExOne and to the Board, and each of our directors possesses strong communication skills. In addition, we believe that each director brings the skills, experience and perspective that, when taken as a whole, create a Board that possesses the requirements necessary to oversee ExOne’s business. Each nominee’s particular experience, qualifications, attributes and skills that led the Board to conclude that such nominee should serve as a director for ExOne are set forth below under “Nominees”.

Vote Required

Directors will be elected by the vote of a majority of the shares cast with respect to the director at the Annual Meeting. This means that the number of votes cast “For” a director’s election must exceed the total number of votes cast “Against” that director’s election. Abstentions and broker non-votes will not be counted as having been voted on the proposal, nor will they affect the outcome of Proposal No. 1.

If a nominee is not elected, the director shall offer to tender his or her resignation to the Board. The Nominating and Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation.

The proxy holders intend to vote all proxies received by them “For” the nominees listed below unless otherwise instructed. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.

The Board Recommends a Vote “FOR” the Election of Each Director Nominee.

Nominees

The following is a description of each nominee (in alphabetical order) for election to the Board:

Name	Age	Experience and Qualification
John Irvin	63	Mr. Irvin began serving on our Board on January 1, 2013, when we were formed as a Delaware corporation. From October 2016 to October 2017, Mr. Irvin served as the Chief Financial Officer of Mine Vision Systems Inc., a 3D vision and mine mapping software company. Mr. Irvin has also served as an advisor to Rockwell Forest Products, Inc., a forest products company controlled by S. Kent Rockwell, since September 2015. He was previously employed by the Company, serving as Special Advisor to the Chairman of ExOne from January 2014 through August 2015 and as Chief Financial Officer from October 2012 until December 2013. From 2008 to 2012, he was President of PartnersFinancial, a national insurance brokerage company owned by National Financial Partner Corp. (“NFP”), a publicly-traded diversified financial services firm. From 1993 to 2008, he was Chairman and Chief Executive Officer of Innovative Benefits Consulting, Inc., a life insurance consulting firm and wholly-owned subsidiary of NFP. From 1983 to 1993, Mr. Irvin was a partner of Mid Atlantic Capital Group, a financial services company, which he co-founded in 1983 and where his highest position was Vice Chairman. In 1979, Mr. Irvin formed the certified public accounting firm of John Irvin and Company. From 1976 to 1979, he was an accountant for Arthur Andersen LLP. From 2000 to 2004, Mr. Irvin served on the Board of Directors of Sensytech Inc., which was engaged in the design, development, and manufacture of electronics and technology products for the defense and intelligence markets in the United States, and also served on its audit committee from 2000 to 2004 and as chairman of the audit committee from 2002 to 2004. Upon the merger of Sensytech Inc. into Argon ST, Inc., a public company engaged primarily in defense contracting, he served as director and chairman of the audit committee from 2004 to 2010. Mr. Irvin currently serves on the Boards of Directors of the S. Kent Rockwell Foundation and the PartnersFinancial Foundation. Mr. Irvin was selected to serve as a director of ExOne because of his significant financial and accounting experience, having served in the financial services industry for a number of years and as an accountant for Arthur Andersen LLP. Mr. Irvin brings expertise to the Board in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight. He also is able to provide both strategic and operational vision and guidance to the Board, having served in several executive-level positions before joining ExOne.

Name	Age	Experience and Qualification
Gregory F. Pashke	70	Mr. Pashke began serving on our Board on May 18, 2016. Mr. Pashke has served as President of Pashke Consulting, a strategic, tactical and valuation consulting services company since 1997. Mr. Pashke was a founding and managing partner of Pashke Twargowski & Lee, a northwestern Pennsylvania regional certified public accountant (“CPA”) firm from 1974 to 1997. In addition to managing the firm, Mr. Pashke provided managerial and financial consulting and auditing and accounting assurance services primarily to closely held manufacturing and service enterprises. Mr. Pashke was Vice-President of Finance for Keystone Aeronautics, a multi-state air charter, aircraft sales and fuel concession enterprise from 1973 to 1974 and was a Senior Accountant with the auditing firm of Ernst & Young from 1971 until 1973. Mr. Pashke has been active in many professional organizations, having served on the National Governing Council of the American Institute of CPAs and as National Vice President of the Society for the Advancement of Management. He has served on the Board of Directors of the Institute of Management Accountants, Palm Beach Chapter, since 2011. Mr. Pashke also was a member of the Governing Council and the Executive Committee of the Pennsylvania Institute of Certified Public Accountants (“PICPA”), where he chaired the Long-Range Objectives and Nominations Committees. Mr. Pashke also served on the Ethics and Centennial Committees and as the President of the Erie Chapter of the PICPA. Mr. Pashke has obtained multiple professional designations in accounting (CPA, CMA —Certificate in Management Accounting), finance (CFM — Certified in Financial Management), consulting (CMC — Certified Management Consultant) and valuation (CBA — Certified Business Appraiser) and he holds an M.B.A. from the University of Pittsburgh. Mr. Pashke has also authored over thirty articles on a variety of consulting, planning, managerial, auditing, tax and organizational topics. Mr. Pashke brings significant financial accounting and reporting, financial planning, tax, internal auditing and ethics expertise to our Board, including through his robust experience in these areas with manufacturing and service enterprises.

Name	Age	Experience and Qualification
S. Kent Rockwell	73	Mr. Rockwell has served as our Executive Chairman since August 2016 and previously served as our Chairman and Chief Executive Officer from January 1, 2013, when we were formed as a Delaware corporation, until August 2016. Prior to that, Mr. Rockwell served as the Managing Member of The Ex One Company, LLC, our predecessor, from 2008 until 2012. Mr. Rockwell has been the Chairman and Chief Executive Officer of Rockwell Venture Capital, Inc., a private venture capital company, since 1983 and of Appalachian Timber Services, a supplier of timber products for railroads, since 1986. Mr. Rockwell served as Vice Chairman of Argon ST, a public company engaged primarily in defense contracting, from 2004 to 2010. Mr. Rockwell served as the Chairman and Chief Executive Officer of Sensytech Inc., which was engaged in the design, development and manufacture of electronics and technology products for the defense and intelligence markets in the United States, from 1998 to 2004. He was Chairman and Chief Executive Officer of Astrotech International Corp., a public company in the oilfield supply business, from 1989 to 1997. From 1987 to 1989, he was Chairman and Chief Executive Officer of Special Metals Corp., a producer of super alloy and special alloy products. From 1978 to 1980, he was Chairman and Chief Executive Officer of McEvoy Oilfield Equipment, a producer of oilfield equipment. Mr. Rockwell served on the Board of Directors of Rockwell International from 1973 until 1982 and served as President of the Energy Products Group of Rockwell International from 1977 to 1982. We believe that Mr. Rockwell should serve as a member of our Board because he has intimate knowledge of ExOne, its business and operations and the risks, challenges and opportunities it faces. In addition, Mr. Rockwell brings to our Board nearly forty years of experience with strategic planning, acquisitions and integration, marketing, finance and accounting, operations and risk management, having served in numerous executive and director positions at other public and private companies before joining ExOne.

Lloyd A. Semple	78	Mr. Semple began serving on our Board on February 5, 2013 and currently serves as our Lead Director. He served as a professor of law at the Detroit Mercy School of Law in Detroit, Michigan from 2004 through his retirement in 2015 (serving as its dean from 2009 to 2013). Prior to 2004, he practiced law at Dykema Gossett, a Detroit-based law firm, where he was Chairman and Chief Executive Officer from 1995 to 2002. He has served as outside counsel and director for several business enterprises. He was a director of Argon ST from 2004 to 2010. Mr. Semple brings to our Board extensive legal and corporate governance expertise and experience from his nearly forty-year career as an attorney in private practice, where he focused primarily on general corporate matters, mergers and acquisitions, and financial markets and services. His extensive service as counsel and director of several businesses has been extremely beneficial as he serves as the Lead Director of our Board.

Name	Age	Experience and Qualification
William F. Strome	63	Mr. Strome began serving on our Board on May 4, 2015. Since August 2015, Mr. Strome has served as an adjunct professor at the John F. Donahue Graduate School of Business, Duquesne University. Mr. Strome also currently serves on the boards of the Merle E. Gilliand & Olive Lee Gilliand Foundation, The Mentoring Partnership of Western Pennsylvania and Aspinwall Riverfront Park. From October 2014 to July 2017 (when the company was sold), Mr. Strome served as a director of FBR & Co., a publicly traded company providing investment banking, merger and acquisition advisory, institutional brokerage, and research services. He also served as a member of the audit committee of FBR’s board. Mr. Strome previously served as Senior Vice President, Finance & Administration of RTI International Metals, Inc., from November 2007 until his retirement in April 2014, during which time RTI was a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market. He led the public company’s strategic planning activities, acquisition and divestiture initiatives, and capital procurement as well as investor relations and treasury functions. He was also responsible for RTI’s information technology and insurance functions. In 2006 and 2007, prior to joining RTI, Mr. Strome was a principal at Laurel Mountain Partners where he focused on raising acquisition financing for its principal portfolio company —Liberty Waste Services. From 2001 to 2006, Mr. Strome was a Senior Managing Director in FBR’s Investment Banking group. From 1997 to 2001, he served as a Managing Director of the capital markets broker-dealer of PNC Financial Services Group, Inc. (NYSE: PNC), focusing on mergers and acquisitions as well as strategic advisory services, and from 1981 to 1997, he served as Deputy General Counsel and Corporate Secretary at PNC. Mr. Strome holds an undergraduate degree in Economics from Northwestern University and a J.D. and M.B.A. from the University of Pittsburgh. Mr. Strome brings a high level of financial, strategic and corporate governance expertise to the Board based on his experience as a senior financial executive officer of RTI, including leading its treasury functions, as a Senior Managing Director in FBR’s Investment Banking group, and as Deputy General Counsel and Corporate Secretary of PNC. In addition, Mr. Strome also has prior experience serving on a public company’s board and audit committee. The Board has determined that Mr. Strome’s experience with accounting principles, financial reporting and evaluation of financial results qualifies him as an “audit committee financial expert” for purposes of membership on our Audit Committee.

Name	Age	Experience and Qualification
Bonnie K. Wachtel	62	Ms. Wachtel began serving on our Board on February 12, 2013. She is a principal and director of Wachtel & Co., Inc., an investment firm in Washington, D.C. involved with the development of growing companies. Ms. Wachtel has been a director of VSE Corporation (NASDAQ: VSEC), a provider of engineering services principally to the federal government, since 1991 and of Information Analysis Inc., a provider of information technology technical services, since 1992. Her industry experience includes current service on the Advisory Committee for the National Market System Consolidated Audit Trail, LLC, an entity created by order of the SEC, and on the Hearings Panel for NASDAQ Listing Qualifications (2006 to 2016). She practiced law at Weil, Gotshal & Manges in New York from 1980 to 1984. Ms. Wachtel brings substantial corporate governance and regulatory compliance expertise to our Board, having served as a director for more than a dozen public and private corporations and on the Hearings Panel for NASDAQ Listing Qualifications. She also worked for years as an attorney in private practice, during which time she focused primarily on business law, corporate finance and securities law. In addition, Ms. Wachtel holds an M.B.A. in Finance from the University of Chicago and is a Certified Financial Analyst. As such, she brings significant expertise to our Board (and our Audit Committee, on which she serves) in the areas of financial analysis and reporting, internal auditing and controls and risk management oversight.

EXECUTIVE OFFICERS OF EXONE

The following table and the discussion below provide information about our executive officers as of March 19, 2018.

Name	Age	Positions and Offices Held with ExOne
S. Kent Rockwell	73	Executive Chairman
Loretta L. Benec	47	General Counsel and Corporate Secretary
Rick Lucas	52	Chief Technology Officer
James L. McCarley	54	Chief Executive Officer
Brian W. Smith	60	Chief Financial Officer and Treasurer

S. Kent Rockwell — Mr. Rockwell’s biography is set forth under “Proposal 1 — Election of Directors” above.

Loretta L. Benec — Ms. Benec has served as our General Counsel and Corporate Secretary since October 2017. Beginning in November 2016, Ms. Benec has provided corporate and commercial legal services as General Counsel to Cumberland Highstreet Partners, Inc., a manufacturing consulting business. Previously, Ms. Benec was Assistant General Counsel for RTI International Metals, Inc. (now Arconic Inc.), a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market, from July 2010 to August 2015, and also served as its Secretary from April 2013 to August 2015 and as its Director of Corporate Governance from July 2010 to April 2013. Prior to RTI, Ms. Benec enjoyed a more than twelve-year career in the law department of H. J. Heinz Company (now The Kraft Heinz Company), a NYSE-listed global packaged food company. Ms. Benec received a B.A. in History with High Honors, cum laude from Dartmouth College in 1992 and a J.D., cum laude, from the University of Pittsburgh School of Law in 1995.

Rick Lucas — Mr. Lucas has served as our Chief Technology Officer since June 2012. Prior to joining ExOne, he held various positions from October 2001 to June 2012 at Touchstone Research Laboratory, a broad-based product development research facility that focuses on the development of next-generation materials and products, where he directed operations and research activities and served as Director of Operations from March 2010 to June 2012. From November 1989 to October 2001, Mr. Lucas managed product development for Lake Shore Cryotronics, a privately held developer of cryogenic temperature sensors and other instrumentation. He currently is serving on the Governance Board for the National Additive Manufacturing Innovation Institute (NAMII), an additive manufacturing center.

James L. McCarley — Mr. McCarley has served as our Chief Executive Officer since August 2016. Mr. McCarley formerly served as Executive Vice President — Operations of RTI International Metals, Inc., a NYSE-listed global supplier of advanced titanium products primarily to the commercial aerospace market, from May 2010 until July 2015, when Alcoa Inc. acquired RTI by merger. Mr. McCarley also served in the same position during the transition period after the merger, through September 2015. During his time at RTI, Mr. McCarley was its highest ranking operating officer, overseeing daily operations, asset and cash management, talent recruitment/retention, customer care, and growth strategy deployment. Mr. McCarley had previously served as the Chief Executive Officer of General Vortex Energy, Inc., a private developer of engine and combustion technologies, from September 2009 to May 2010. From 1996 through 2009, Mr. McCarley held a variety of management positions within the forging segment of Precision Castparts Company, including Division President of Wyman Gordon Forging West from 2008 to 2009, and Vice President and General Manager of Wyman Gordon Forging, Inc. from 2006 to 2008. From 1987 to 1996, he gained engineering and other relevant experience working for various companies, including Quantum Chemical, Cameron Iron Works, and General Electric Company. Mr. McCarley received a B.S. in Electrical Engineering from Texas Tech University in 1987.

Brian W. Smith — Mr. Smith has served as our Chief Financial Officer and Treasurer since January 2014. Mr. Smith previously was an Assurance Client Service Partner in the Pittsburgh office of PricewaterhouseCoopers LLP (“PwC”). Mr. Smith joined PwC in 1984, was admitted as a Partner in 1995, and spent several years working in a PwC advisory business assisting industrial products, healthcare and energy companies with internal control reviews, system implementations, process transformation and change management. Mr. Smith held various leadership roles within PwC through December 2013, including leading initiatives in specific consumer and industrial product sectors. Mr. Smith has held leadership roles in a number charitable and professional organizations and currently sits on the Board of Trustees of The Pittsburgh Public Theater, The Ruffed Grouse Society and Chartiers Country Club.

CORPORATE GOVERNANCE

Highlights of Our Corporate Governance Practices

Our Board is committed to establishing and maintaining corporate governance policies and practices that are appropriate for a company like ExOne. Highlights of our implemented measures include:

•	Strong independent Lead Director and enhanced use of independent committees to ensure a balanced process;

•	Annual election of directors;

•	Majority voting standard for non-contested election of directors;

•	Supermajority of independent directors on the Board (4 out of 6 independent directors upon election at 2018 Annual Meeting);

•	100% independent members on Audit, Compensation and Nominating and Governance Committees;

•	Stock retention policy for directors and executive officers;

•	Anti-hedging and anti-pledging policies for directors and executive officers;

•	Clawback policy for restatement of financial statements;

•	Succession and executive talent planning at the Board level;

•	Strong ethics policy, whistleblower policy and international policies on import and export matters;

•	Process for review and approval of related person transactions;

•	Board compensation in form and amount appropriate for our size and state of development; and

•	Annual Board self-evaluation process.

Structure and Size of the Board

Our Board may establish the authorized number of directors from time-to-time by resolution, as permitted under our Bylaws. Currently, the Board has established that the Board will have six (6) members. Our current directors, if elected at the Annual Meeting, will continue to serve until the 2019 Annual Meeting of Stockholders, until his or her successor has been elected or qualified, or until his or her earlier death, resignation or removal.

Independence of the Board and Committees

A majority of our directors are independent under the applicable rules of NASDAQ. The Board determined in February 2018 that Messrs. Pashke, Semple and Strome and Ms. Wachtel each qualify as independent directors in accordance with the published listing requirements of NASDAQ.

As required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and ExOne with regard to each director’s business and personal activities as they may relate to us and our management.

Upon the election of the directors at the 2018 Annual Meeting, we will have four (4) out of six (6) independent directors on the Board, and each committee will have only independent members.

Board Leadership Structure and Our Independent Lead Director

Our Bylaws give the Board the flexibility to determine whether the roles of Chief Executive Officer and Board Chairman should be held by the same person or by two separate individuals. In August 2016, our Board made the decision to split the roles of Chairman and Chief Executive Officer, and appointed S. Kent Rockwell to serve as Executive Chairman and James L. McCarley to serve as our Chief Executive Officer.

Mr. Rockwell’s role as Executive Chairman is to focus on the strategy of the Company and its business and leading the Board. As the founder of the Company and former Chief Executive Officer, the Board believes that Mr. Rockwell is uniquely positioned to continue to take the lead on strategic planning for the Company, management succession issues and leading the Board while transitioning away from handling the Company’s daily operations. As the leader of the Board, Mr. Rockwell continues to set Board agendas and lead Board meetings. As part of this transition, the Board appointed Mr. McCarley as the Chief Executive Officer, who oversees and leads the Company’s operations and business.

The Board also has elected Mr. Semple to serve as the Lead Director of our independent directors, which is an important role for our Company because he provides leadership to the Board if circumstances arise in which Mr. Rockwell (who is also a significant stockholder) may be, or may be perceived to be, in conflict with the Company. As the Lead Director, Mr. Semple also:

•	Regularly meets with and assists Mr. Rockwell in preparing for meetings of the Board;

•	Presides at executive sessions of the independent directors;

•	Chairs certain meetings when the Executive Chairman is not in attendance;

•	Serves as a liaison between the other independent directors and Mr. Rockwell;

•	Guides the Board’s governance processes, including annual self-evaluations, succession planning and other governance related matters;

•	May call meetings of the independent directors in his discretion;

•	Makes himself available for consultation and direct communication with our major stockholders; and

•	Performs any other functions as the Board may direct.

Each meeting of the Board includes a meeting of the independent directors (led by our Lead Director), which takes place without any members of management or employees present.

Risk Oversight Management

Our management is responsible for the day-to-day management of the risks that we face including, without limitation, strategic, financial, operational, legal/compliance and reputational risks.

Our Board, as a whole, has responsibility for the oversight of enterprise risk management, and our Audit Committee is responsible for overseeing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management takes to monitor and control such exposures, based on consultation with our management and independent auditors. The Board’s and Audit Committee’s oversight roles are supported by management reporting processes that are designed to provide the Board and the Audit Committee insight into the identification, assessment and management of critical risks. The Board receives regular updates related to risks and risk management.

Information Regarding the Board and its Committees

Our Board has established three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The following table provides membership information for each of the Board committees as of March 19, 2018:

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
S. Kent Rockwell
John Irvin
Gregory F. Pashke	X		X
Lloyd A. Semple (Lead Director)		X	C
William F. Strome	C	X	X
Bonnie K. Wachtel	X	C

C	Denotes committee chair.

Below is a description of each committee of the Board. A copy of the charter for each committee is posted on our website at www.exone.com under the Corporate Governance section and within the Investor Relations section.

During 2017, the Board met twelve (12) times. During that period, each director attended 75% or more of the total meetings of the Board and the committees on which he or she served.

Audit Committee

The Audit Committee of our Board assists the Board in overseeing:

•	The integrity of our financial statements;

•	The effectiveness of our internal control over financial reporting;

•	Our compliance with legal and regulatory requirements;

•	The independence, qualifications and performance of our independent registered public accounting firm;

•	Our processes and procedures relating to risk assessment and risk management; and

•	Review and approval of significant related person transactions.

During 2017, the Audit Committee met five (5) times. The current members of the Audit Committee are Messrs. Pashke and Strome and Ms. Wachtel, each of whom is independent for Audit Committee purposes under the rules and regulations of the SEC and the listing standards of NASDAQ. Mr. Strome currently chairs the Audit Committee.

The Board has determined that Mr. Strome is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and that he, therefore, also satisfies the “financial sophistication” requirement of the NASDAQ rules. The designation does not impose on Mr. Strome any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board.

Compensation Committee

The Compensation Committee is charged with the following responsibilities, among others:

•

Reviewing and approving annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer, evaluating at least annually the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	Reviewing and making recommendations regarding the compensation of all other executive officers;

•

Administering and making recommendations to the Board with respect to our 2013 Equity Incentive Plan (including any plans adopted under the 2013 Equity Incentive Plan) and any other compensation plans;

•	Reviewing and approving the executive compensation information included in ExOne’s Annual Report and Proxy Statement;

•

Reviewing and approving or providing recommendations with respect to any employment agreements or severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers;

•	Determining stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;

•	Reviewing and approving or providing recommendations with respect to all employee benefit plans;

•

Reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	Reviewing and recommending for Board approval the proposals regarding “say-on-pay” and the frequency of the “say-on-pay” vote, if required to be included in the Company’s Proxy Statement; and

•	Developing and recommending to the Board for approval officer succession plans and monitoring and updating such plans as needed.

During 2017, the Compensation Committee met six (6) times. The current members of our Compensation Committee are Messrs. Semple and Strome and Ms. Wachtel, each of whom is independent for Compensation Committee purposes under the rules and regulations of the SEC and the listing standards of NASDAQ. Ms. Wachtel currently chairs the Compensation Committee. Each of the members also is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Neither our Executive Chairman nor Chief Executive Officer participates in the determination of his own compensation or the compensation of directors. However, each makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and each participates in the Compensation Committee’s deliberations about the compensation of the other executive officers and key employees. No other executive officers or employees participate in the determination of the amount or form of the compensation of executive officers or directors.

In 2017, the Compensation Committee did not engage an independent compensation consultant to advise it.

The Compensation Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee reviews its charter annually to ensure that it complies with NASDAQ listing requirements.

Compensation Committee Interlocks and Insider Participation

None of Ms. Wachtel, Mr. Strome, or Mr. Semple, the current members of our Compensation Committee, has been an officer or employee of ExOne. None of our executive officers has served as a member of a compensation committee or the board of directors of any other entity that has an executive officer serving as a member of our Board or our Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee of our Board is charged with the following responsibilities, among others:

•

Determining qualifications, qualities, skills, and other expertise required to be a director and developing and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;

•	Identifying and recommending candidates to fill vacancies on the Board and for election by the stockholders;

•	Recommending committee assignments for directors to the Board;

•	Monitoring and assessing the performance of the Board and individual non-employee directors;

•	Reviewing compensation received by directors for service on the Board and its committees; and

•	Developing and recommending to the Board appropriate corporate governance policies, practices and procedures for our Company.

During 2017, the Nominating and Governance Committee met four (4) times. The current members of our Nominating and Governance Committee are Messrs. Semple, Pashke and Strome, each of whom is independent under the listing standards of NASDAQ. Mr. Semple currently chairs the Nominating and Governance Committee.

Director Nomination Process

The Nominating and Governance Committee believes that members of the Board should have certain minimum qualifications, including having the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value, and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Nominating and Governance Committee also considers such other guidelines and various relevant career experience, relevant skills, financial expertise, diversity and local and community ties. While we do not maintain a formal policy requiring the consideration of diversity in identifying nominees for director, diversity is, as noted above, one of the factors our Nominating and Governance Committee considers in conducting its assessment of director nominees. We view diversity expansively to include those attributes that we believe will contribute to a Board that, through a variety of backgrounds, viewpoints, professional experiences, skills, educational experiences and other such attributes, is best able to guide ExOne and its strategic direction. Candidates for director nominees are reviewed in the context of the current make-up of the Board. The Nominating and Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Governance Committee will consider director candidates recommended by stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholder recommendations may be informally submitted and considered by the Nominating and Governance Committee under its charter. Director candidates recommended by stockholders will be evaluated by the Nominating and Governance Committee using the same criteria as candidates identified by the Board or the Nominating and Governance Committee for consideration. If a stockholder of ExOne wishes to recommend a director candidate for consideration by the Nominating and Governance Committee, the stockholder should refer to page 6 of this Proxy Statement for information regarding advance notice. The stockholder recommendation should be delivered to the Corporate Secretary of ExOne at our principal executive offices and should include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a nominee for election to the Board;

•	The director candidate’s written consent to (i) if selected, be named in ExOne’s Proxy Statement and proxy; and (ii) if elected, serve on the Board; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Code of Ethics and Business Conduct

Our Board has adopted a code of ethics and business conduct. The code of ethics and business conduct applies to all of our employees, officers and directors. The full text of our code of ethics and business conduct is posted on our website at www.exone.com under the Corporate Governance section within the Investor Relations section. We will disclose any future amendments to the code of ethics and business conduct that relate to our executive officers on our website, as well as any waivers of the code of ethics and business conduct that relate to the executive officers of ExOne.

Stockholder Communications with the Board

Stockholders may communicate with our Board, either generally or with a particular director, by writing to the following address:

The Board of Directors

c/o General Counsel and Corporate Secretary

The ExOne Company

127 Industry Boulevard

North Huntingdon, PA 15642

Each such communication should set forth (i) the name and address of such stockholder, as they appear on ExOne’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the class and number of shares of ExOne’s stock that are owned of record by such record holder and beneficially by such beneficial owner.

The person receiving such stockholder communication shall, in consultation with appropriate members of the Board as necessary, generally screen out communications from stockholders to identify communications that are (i) solicitations for products and services, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and ExOne.

Attendance at Annual Meeting of Stockholders by the Board

We do not have a formal policy regarding attendance by members of the Board at our Annual Meeting of Stockholders. All directors and director nominees attended the 2017 Annual Meeting of Stockholders. Directors are encouraged, but not required, to attend the 2018 Annual Meeting of Stockholders.

TRANSACTIONS WITH RELATED PERSONS

Approval of Related Person Transactions

Under its written policy, The ExOne Company Policy and Procedures with Respect to Related Person Transactions, ExOne will enter into or ratify related person transactions involving more than $50,000 only when the Board, acting through the Audit Committee, has determined that the transaction in question is in, or is not inconsistent with, the best interests of ExOne. Prior to entering into a related person transaction, the related person is required to provide notice to ExOne’s chief legal officer of the facts and circumstances of the transaction. Upon determining that the proposed transaction involves an amount greater than $50,000 and is a related person transaction, the proposed transaction will be submitted to the Audit Committee for consideration. The Audit Committee will consider all relevant facts and circumstances and approve only those related person transactions that are in the best interests of ExOne and its stockholders.

Related Person Transactions

Revolving Credit Facility with LBM Holdings, LLC

On March 12, 2018, the Company and its ExOne Americas LLC and ExOne GmbH subsidiaries, as guarantors (collectively, the “Loan Parties”), entered into a Credit Agreement and related ancillary agreements with LBM Holdings, LLC (“LBM”), a company controlled by Mr. Rockwell, our Executive Chairman (a related person), relating to a $15,000,000 revolving credit facility (the “Credit Agreement”) to provide additional funding for working capital and general corporate purposes. The Credit Agreement provides for a term of three years (through March 12, 2021) and bears interest at a rate of one month LIBOR plus an applicable margin of 500 basis points (approximately 6.7% at inception). The Credit Agreement requires a commitment fee of 75 basis points, or 0.75%, on the unused portion of the facility, payable monthly in arrears. In addition, an up-front commitment fee of 125 basis points, or 1.25% (approximately $187,500), was required at closing. Borrowings under the Credit Agreement are required to be in minimum increments of $1,000,000. The Company may terminate or reduce the credit commitment at any time during the term of the Credit Agreement without penalty. The Company may also make prepayments against the Credit Agreement at any time without penalty. Borrowings under the Credit Agreement have been collateralized by the accounts receivable, inventories and machinery and equipment of the Loan Parties. The total estimated value of collateral was in significant excess of the maximum capacity of the Credit Agreement at inception. Prior to entering into the credit facility with LBM, the Audit Committee approved the transaction pursuant to The ExOne Company Policy and Procedures with Respect to Related Person Transactions. There have been no borrowings under the Credit Agreement since its inception.

At the time of execution of the Credit Agreement, the $15,000,000 in available loan proceeds were deposited into an escrow account with an unrelated, third party financial institution pursuant to a separate Escrow Agreement by and among the parties. Loan proceeds held in escrow will be available to us upon our submission to the escrow agent of a loan request. Such proceeds will not be available to LBM until payment in-full of the obligations under the Credit Agreement and termination of the Credit Agreement. Payments of principal and other obligations will be made to the escrow agent, while interest payments will be made directly to LBM. Provided there exists no potential default or event of default, the Credit Agreement and Escrow Agreement prohibit any acceleration of repayment of any amount outstanding under the Credit Agreement and prohibit termination of the Credit Agreement or withdrawal from escrow of any unused portion of the Credit Agreement.

DIRECTOR COMPENSATION

2017 Director Compensation

Our Nominating and Governance Committee of the Board is responsible for reviewing and setting the compensation of our directors. The Nominating and Governance Committee approved, and our non-employee directors received, the following compensation for 2017:

•	Annual cash retainer of $50,000;

•	Annual fee for Chair of the Audit Committee of $5,000;

•	Annual fee for Chair of the Compensation Committee of $5,000;

•	Annual fee for the Lead Director of $5,000; and

•	Grant of 5,000 shares of restricted stock to each non-employee director serving on February 10, 2017, which fully vested on February 10, 2018 (except with respect to Mr. Kilmer, as described below).

The following table shows the compensation paid to our non-employee directors in 2017.

Director	Fees paid in cash ($)(1)	Stock award ($)(2)	Total ($)
John Irvin	$50,000	$50,500	$100,500
Raymond J. Kilmer(3)	$39,810	$40,040	$79,850
Gregory F. Pashke	$50,000	$50,500	$100,500
Lloyd A. Semple	$55,000	$50,500	$105,500
William F. Strome	$55,000	$50,500	$105,500
Bonnie K. Wachtel	$55,000	$50,500	$105,500

(1)	This column includes the annual cash retainer paid to each non-employee director and annual fees paid to each designated committee Chair.
(2)	For Messrs. Irvin, Pashke, Semple and Strome and Ms. Wachtel, based on closing price of $10.10 of ExOne Common Stock on February 10, 2017, the date of the grant. For Mr. Kilmer, based on closing price of $10.01 of ExOne Common Stock on October 17, 2017, the date of modification (see further discussion below). Aggregate grant date fair value of stock award was computed in accordance with FASB ASC Topic 718 and using the valuation methodology for equity awards set forth in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. As of December 31, 2017, each of Messrs. Irvin, Pashke, Semple and Strome and Ms. Wachtel owned 5,000 shares of unvested restricted stock.
(3)	The Board accepted the resignation of Mr. Kilmer on October 17, 2017. The Compensation Committee modified Mr. Kilmer’s annual director award of restricted stock made on February 10, 2017, resulting in an acceleration of vesting on October 17, 2017, of an approximate pro rata amount of 4,000 shares of the 5,000 shares that otherwise would have vested on February 10, 2018.

Mr. Rockwell, as an officer of the Company, does not receive any additional compensation for serving as a director.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

As an emerging growth company, ExOne is permitted to exclude a Compensation Discussion and Analysis from this Proxy Statement and to omit some disclosure on compensation that is required of non-emerging growth companies. In addition, as an emerging growth company ExOne is not required to conduct a “say-on-pay” advisory vote on executive compensation.

Compensation Discussion and Analysis

The Compensation Committee and management provide the following Compensation Discussion and Analysis on a voluntary basis.

For purposes of this discussion, we define “Named Executive Officers” to include James L. McCarley, Brian Smith, Mark Cianci, JoEllen Lyons Dillon and S. Kent Rockwell. Disclosure about executive compensation is required in this Proxy Statement for:

•	each person who served as our Chief Executive Officer in 2017 (Mr. McCarley),

•	each of the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2017 (Messrs. Smith and Cianci), and

•

a former executive officer who would have qualified under the second bullet above but for the fact that the individual did not continue to serve as an executive officer as of December 31, 2017 (Ms. Dillon).

Disclosure of Mr. Rockwell’s compensation is not required in this Proxy Statement and is being voluntarily provided by ExOne. Mr. Rockwell is not the next most highly compensated executive officer of ExOne.

Any references to “executive officers” include the executive officers listed in “Executive Officers of ExOne” section of this Proxy Statement.

Pay Philosophy

The Compensation Committee has responsibility for reviewing the compensation of ExOne’s Executive Chairman and Chief Executive Officer as well as the other executive officers of the Company and making recommendations about this compensation to the Board.

In February 2018, the Compensation Committee codified ExOne’s compensation goals and governing principals through adoption of a written Pay Philosophy Governing Executive Compensation (the “Pay Philosophy”). As described in the Pay Philosophy, ExOne’s compensation program has three principal goals:

1.	To attract and retain executives who can excel in our innovative, fast-changing and competitive industry;

2.	To align the interests of management with creation of long-term shareholder value; and

3.	To motivate and reward management for performance that advances ExOne’s goals.

These goals are balanced and aligned with our plans to conserve cash for operations while the Company advances toward generating positive cash flows from operations.

Our compensation plan relies on a mix of base salary and equity compensation. We have not historically relied on a performance-based bonus plan because of the challenge in setting fixed targets in an immature and fast-changing market. The philosophy behind each component of executive officer compensation is as follows:

•

Salary. Salary is paid to attract and retain qualified executives, to recognize consistent good performance over a number of years, and to provide a base level of income regardless of fluctuations in the Company’s stock price and performance. Our executive salaries are intended to be set at or below comparable positions in industry.

•

Bonus. The Company may institute a performance-based bonus plan based on meeting financial or other predetermined objectives, to motivate and reward performance over a fiscal year, payable in cash, equity or a combination thereof under our 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”).

•

Long-Term Equity Incentives. Our long-term incentives are typically granted in the form of restricted stock or stock options under our 2013 Equity Incentive Plan. They are intended to reward executives for the creation of shareholder value as reflected in a higher Company stock price and are also intended to encourage retention of high performing executives over a number of years.

•	Benefits. We provide our executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program.

•

Retirement Benefits. Our executives may participate in the Company’s 401(k) defined contribution employee savings and investment plan, in which the Company currently makes discretionary matching contributions of 50% of the first 8% of an executive’s base salary, subject to applicable Internal Revenue Code limits and in accordance with plan documents. ExOne does not offer a pension plan or a supplemental retirement plan.

•

Limited Perquisites. The Company does not provide any perquisites to its Chief Executive Officer other than a company contribution to a 401(k) retirement plan described above. ExOne also provides a car allowance to Mr. Smith.

Significant Equity Ownership Creates Strong Alignment Between Our Leadership and Our Stockholders

We believe that the interests of ExOne’s executive officers are strongly aligned with the interests of our stockholders through equity ownership. Our Executive Chairman, Mr. Rockwell, is ExOne’s largest beneficial owner (as the beneficial owner of approximately 28.4% of our outstanding Common Stock as of March 19, 2018). In addition, certain of our other executive officers have invested their own money in ExOne and all of them have been granted equity incentive awards for their service to the Company. This ownership provides a strong foundation of alignment between ExOne stockholders and the ExOne management team.

2017 Compensation Considerations

For 2017, our Named Executive Officers received a combination of base salary and equity incentive awards with the exception of Mr. Rockwell who received only a salary. The Compensation Committee determined not to establish a short-term cash bonus or an annual incentive award plan for 2017.

Salary for each of our Named Executive Officers (except Mr. Rockwell) is based on the scope of the individual’s responsibility, leadership skills, performance and length of service.    Mr. Rockwell receives a salary of $50,000 per year for his services as Executive Chairman.

The Compensation Committee elected to award stock options to Messrs. Cianci and McCarley, and restricted stock to Mr. Smith and Ms. Dillon, as incentive awards for 2017 with the goal of further aligning the interests of our executives with those of our stockholders as well as to retain and reward the executives for creating long-term value for our stockholders.

2013 Equity Incentive Plan

The Board adopted our 2013 Equity Incentive Plan on January 24, 2013. The 2013 Equity Incentive Plan was approved by stockholders on August 19, 2013. The purpose of the 2013 Equity Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of ExOne and its subsidiaries, by offering them an opportunity to participate in ExOne’s future performance through the grant of awards. The 2013 Equity Incentive Plan permits a variety of awards to be made at the discretion of the Compensation Committee including stock options, restricted stock, restricted stock units, stock bonus awards, performance awards and stock appreciation rights. The 2013 Equity Incentive Plan will terminate January 24, 2023, unless it is terminated earlier by our Board. The 2013 Equity Incentive Plan is administered by the Compensation Committee.

Equity grants under the 2013 Equity Incentive Plan are generally made two business days after the date of approval by the Compensation Committee. No person is eligible to receive more than 100,000 shares in any calendar year under the 2013 Equity Incentive Plan, except that ExOne may choose to issue a new employee up to 500,000 shares under the plan in the calendar year in which the employee commences employment. The total grant pool is determined with reference to industry practice and impact on the Company’s capitalization. Total awards under the 2013 Equity Incentive Plan are limited by share count of no more than 1,992,241 shares, which is 15% of the Company’s total outstanding shares immediately following its initial public offering. Individual awards are determined on a discretionary basis, principally with reference to an executive’s responsibility, salary structure and performance. Restricted stock awarded under the 2013 Equity Incentive Plan is granted at fair market value and the exercise price of each stock option awarded under the 2013 Equity Incentive Plan is the closing price of ExOne stock on the date of grant. Equity grants are subject to vesting requirements as determined by the Committee.

2018 Annual Incentive Program

On February 7, 2018, the Compensation Committee adopted the 2018 senior executive annual incentive program (the “Program”), which is part of a comprehensive annual incentive compensation program that will be implemented throughout the Company.

The Program provides an opportunity for performance-based compensation to senior executive officers of the Company (excluding the Executive Chairman) (each an “Executive”), among others. The target annual incentive award for each Executive is expressed as a percentage of base salary – 50% for the Chief Executive Officer and 35% for the other Executives. Achievement of the award will be conditioned on the Company meeting certain goals for 2018 relating to revenue growth, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) (as described below), total cash and restricted cash (net of any debt incurred) and stockholder value (collectively, the “Goals”). Adjusted EBITDA is defined as net income (loss), as calculated under accounting principles generally accepted in the United States, plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation, and other (income) expense – net. Added to adjusted EBITDA will also be certain qualifying research and development expenses, Program expenses and other costs.

An Executive will earn payment of the award based on achievement of the equally-weighted Goals, as then adjusted by a multiplier that could decrease or increase the award depending on the number of goals achieved. In no event may payment exceed 125% of the target annual incentive award for each Executive. The Compensation Committee retains negative discretion over final payment amounts.

Final payment will be made to the Executives 100% in common stock based on the closing stock price of the Company on the date of payment under the 2013 Equity Incentive Plan. The performance period begins January 1, 2018 and ends on December 31, 2018, and continued employment through the payment date is required.

Clawback Policy and Other Actions Available to ExOne for Misconduct

The Compensation Committee has adopted a clawback policy that enables ExOne to recover all or any portion of any “Performance-Based Compensation” granted or paid to any current or former “Section 16 Officer”, or in which any current or former Section 16 Officer became vested, at any time within the three (3) year period immediately preceding the date on which ExOne is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirements under the securities laws, as determined by the Audit Committee and confirmed by our independent registered public accounting firm.

In addition, in cases of detrimental misconduct by an executive officer, the Board may also take a range of other actions to remedy the misconduct, prevent its recurrence, and discipline the individual as appropriate, including, depending on the facts and circumstances, terminating the individual’s employment. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Stock Retention Policy and Equity Grant Practices

•

Stock Retention Policy. The Compensation Committee has adopted a stock retention policy that requires our directors and our Section 16 executive officers to retain 50% of all shares received on the vesting of equity awards (net of any shares withheld or sold to pay exercise price or taxes). All shares must be retained for a period of at least one year after vesting. Once the one-year period has ended, directors and executives may sell shares so long as the director or executive holds a total minimum amount equal to two times such director’s annual retainer or such executive’s base salary.

•

Anti-hedging policy. We do not believe our executive officers or directors should speculate or hedge their interests in our stock. We therefore prohibit them (in our insider trading policy) from making short sales of ExOne stock or from purchasing or selling options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to ExOne stock.

•	Anti-pledging policy. In addition, our insider trading policy prohibits our executive officers and directors from pledging ExOne stock.

•

Equity grant practices. Equity grants are generally made two business days after the date of approval by the Compensation Committee. The exercise price of each stock option awarded under the 2013 Equity Incentive Plan is the closing price of ExOne stock on the date of grant. ExOne Board and committee meetings are generally scheduled at least a year in advance and without regard to unanticipated major company announcements.

Other Compensation Practices and Policies

•

Compensation Committee Oversees Executive Compensation and Succession Planning. The Compensation Committee has the primary responsibility for helping the Board develop and evaluate potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other executive officers. Our Chief Executive Officer assists the Compensation Committee in administering our compensation program.

•	Use of Compensation Consultant. The Compensation Committee has previously engaged the use of a compensation consultant for special assignments but did not engage the services of a consultant in 2017.

•

Peer group comparisons. The Compensation Committee reviews many factors in setting pay. It does not target a peer group or percentile within a peer group in exercising judgment about the types and amounts of compensation the Company provides.

Employment Arrangements with Named Executive Officers

James L McCarley. In connection with Mr. McCarley’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. McCarley, the initial term of which commenced on August 19, 2016 and terminates on December 31, 2018. Pursuant to the employment agreement, Mr. McCarley is entitled to receive an annual base salary of $375,000, which may be adjusted by the Compensation Committee upon its annual review thereof, and he will be eligible to participate in any annual bonus plan or long-term incentive compensation plan maintained by the Company, in both cases on the terms established from time-to-time by the Company’s Board of Directors or its Compensation Committee. Furthermore, under the employment agreement, Mr. McCarley may participate in all employee benefit and fringe benefit plans and arrangements made available by the Company to its executives and key management.

The employment agreement provides, among other matters, that if the executive resigns for “good reason” (as defined in the employment agreement) or is terminated without “cause” (as defined in the employment agreement) and in each such case has timely delivered a release of claims, he is entitled to receive, among other severance payments and benefits, an amount equal to one times his then-current base salary and a pro-rata portion of his bonus for the year of termination (subject to his compliance with the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement) and payment of the executive’s COBRA health insurance continuation premium for the COBRA continuation period (generally 18 months) or until such time as the executive is employed, whichever is earlier. The confidentiality provisions survive the termination of Mr. McCarley’s employment with us and the non-competition and non-solicitation provisions survive for a period of one year following the termination of his employment.

Brian Smith. Mr. Smith is an at-will employee and does not have an individual employment, severance or change-of-control agreement.

Mark Cianci. Mr. Cianci was an at-will employee who resigned from the Company effective February 9, 2018.

S. Kent Rockwell. Our employment agreement with Mr. Rockwell automatically extended for an additional one year term ending on September 1, 2018, and will continue to automatically be extended for a new one-year term on each one year anniversary thereof unless not later than 90 days immediately preceding any anniversary, we or Mr. Rockwell has given written notice to the other that they do not wish to extend the employment agreement.

Under the employment agreement, Mr. Rockwell is entitled to receive an annual base salary, which may be adjusted by the Board upon its annual review thereof, and he is eligible to participate in an annual bonus plan on terms established from time-to-time by the Board. Mr. Rockwell currently receives a base salary of $50,000. During the term of the employment agreement, Mr. Rockwell is eligible to participate in any long-term incentive plan, and in all employee benefit and fringe benefit plans and arrangements made available to the Company’s employees generally or its executives.

The employment agreement provides, among other matters, that if the executive resigns for “good reason” (as defined in the employment agreement) or is terminated without “cause” (as defined in the employment agreement) and in each such case has timely delivered a release of claims, he is entitled to receive, among other severance payments and benefits, an amount equal to one times his then-current base salary, one times the target annual bonus amount (subject to his compliance with the confidentiality, non-competition and non-solicitation restrictions set forth in the employment agreement), a pro-rata portion of his target bonus for the year of termination and payment of the executive’s COBRA health insurance continuation premium for the COBRA continuation period (generally 18 months) or until such time as the executive is employed, whichever is earlier. The confidentiality provisions survive the termination of Mr. Rockwell’s employment with us and the non-competition and non-solicitation provisions survive for a period of two years following the termination of his employment.

JoEllen Lyons Dillon. We entered into an executive at-will employment agreement with Ms. Dillon on August 4, 2017, which replaced Ms. Dillon’s previous employment agreement with the Company dated March 7, 2013. Pursuant to the executive at-will employment agreement, Ms. Dillon continued her employment with the Company in a new role as Vice President – Strategic Development and Capital Markets, Chief Legal Officer and Corporate Secretary and was entitled to receive an annual base salary of $300,000. In connection with the replacement of Ms. Dillon’s prior employment agreement with the August 2017 agreement and her delivery of the related release and waiver, she received (i) a one-time cash payment in the amount of $240,000 (the “Company Payment”), (ii) a grant of 15,000 fully-vested shares of the Company’s common stock representing all bonus and long-term incentive plan compensation payable to Ms. Dillon for 2017 under the prior employment agreement, and (iii) a one-time cash payment in the amount of $36,923 (less applicable withholdings) for all accrued but unpaid vacation as of June 30, 2017, and all other remaining benefits owed to Ms. Dillon under the prior employment agreement.

Ms. Dillon’s employment under the employment agreement was at-will and on August 23, 2017, Ms. Dillon left the Company to pursue other interests and opportunities. Following the separation of Ms. Dillon from the Company, and after delivering to the Company a signed waiver and release of claims agreement, Ms. Dillon received: (i) salary continuation from the date of separation through December 31, 2017, (ii) cash payment for all accrued but unused vacation pay through her separation date, (iii) COBRA healthcare continuation for a period of up to 18 months following the separation date or such earlier date that Ms. Dillon is covered under another health plan, (iv) immediate acceleration of vesting of all outstanding shares of the Company’s restricted stock awarded to Ms. Dillon under the 2013 Equity Incentive Plan, (v) reimbursement of certain expenses pursuant to Company policy, and (vi) survival of Ms. Dillon’s change of control benefits, as described below. The confidentiality provisions of the employment survive the separation of Ms. Dillon from the Company and the non-competition and non-solicitation provisions survive for a period of one year following her separation. If a change of control of the Company occurs on or before December 31, 2018, and Ms. Dillon does not qualify for benefits under any such change of control severance plan, then Ms. Dillon may be entitled to receive a payment equal to two times her annual base salary less the amount of the Company Payment, and certain other conditions relating to the change of control and Ms. Dillon’s separation are met, as described in the employment agreement.

Change of Control Severance Plan

In August 2017, the Compensation Committee adopted The ExOne Company Change of Control Severance Plan (the “Severance Plan”). The terms of the Severance Plan provide certain benefits to participants in the event of a change of control of ExOne. If a change of control occurs during the protection period (described below), and any of the participants either (i) has a voluntary termination of employment for good reason, or (ii) has an involuntary termination of employment, other than for death, disability or cause, then the participant is entitled to receive the following:

•

If the participant is designated as a Tier I employee under the Severance Plan, a one-time cash payment equal to two and a half times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination;

•

If the participant is designated as a Tier II employee under the Severance Plan, a one-time cash payment equal to two times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination; or

•

If the participant is designated as a Tier III employee under the Severance Plan, a one-time cash payment equal to one times the participant’s annual base salary and certain health and welfare benefits for 18 months after termination.

The protection period begins on the date on which a definitive agreement that, if consummated, would result in a change of control (or if no agreement, the date of the change of control itself), and ends on the earlier of (i) the date which is 18 months following the occurrence of the change of control or (ii) the public announcement that the transaction contemplated by the definitive agreement will not take place.

If any participant designated as a Tier I employee under the Severance Plan has a voluntary termination of employment (with or without good reason) within 30 days following the date of a change of control, then the participant is entitled to receive a one-time cash payment equal to two times the participant’s annual base salary.

If any participant designated as a Tier II or Tier III employee under the Severance Plan has a voluntary termination of employment (with or without good reason) within 30 days following the 18-month anniversary of a change of control, then the participant is entitled to receive the following:

•	If the participant is designated as a Tier II employee under the Severance Plan, a one-time cash payment equal to nine months of the participant’s monthly base salary; or

•	If the participant is designated as a Tier III employee under the Severance Plan, a one-time cash payment equal to six months of the participant’s monthly base salary.

In addition to the cash payments described above, upon the occurrence of a change of control, 50% of any unvested stock options, restricted stock, restricted stock units or other equity based awards of ExOne held by a participant will immediately vest and become exercisable. The remaining 50% of such unvested awards held by the participant will vest and become exercisable pursuant to the terms of the awards, or immediately upon (i) voluntary termination of the participant’s employment for good reason, or (ii) involuntary termination of the participant’s employment, other than for death, disability or cause of the participant, if such termination occurs within 18 months following a change of control.

Under the Severance Plan, a “change of control” is defined as the occurrence of any of the following, so long as such event also constitutes a change in control event as defined under Section 409A of the Internal Revenue Code of 1986, as amended: (i) if any person is or becomes the beneficial owner, directly or indirectly, of the Company’s securities representing greater than 50% of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the sale or disposition by the Company of all or substantially all the Company’s assets; (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (v) the consummation of a merger, combination or consolidation of the Company with any other corporation or entity; provided, however, a change of control shall not be deemed to have occurred: (a) if such merger, combination or consolidation would result in all or a portion of the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the directors of the Company prior to such merger or consolidation constitute at least a majority of the Board or the entity that directly or indirectly controls the Company after such merger or consolidation

No Section 280G excise tax gross-up or other tax gross-up is provided under the Severance Plan. Outside of the protection period, the Severance Plan is subject to termination or amendment by the Board or the Compensation Committee.

Among our Named Executive Officers, our Chief Executive Officer James McCarley is defined as a Tier I employee and no other Executives are expected to be named in this Tier.    Our Chief Financial Officer, Brian Smith, is named as a Tier II employee.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2018 Proxy Statement.

This report is provided by the following independent directors, who comprise the Compensation Committee:

Members of the Compensation Committee:

Bonnie K. Wachtel (Chair)
Lloyd A. Semple
William F. Strome

Summary Compensation Table

The following table provides information regarding the compensation awarded to or earned during 2017 and 2016 by our Named Executive Officers through December 31, 2017 (collectively, the “Named Executive Officers”).

Name and Position	Year	Salary	Bonus	Stock Awards(9)		Option Awards(9)		Non-Equity Incentive Compensation	All Other Compensation(10)	Total Compensation
James L. McCarley,	2017	$375,003	—	—		$438,000	(1)	—	$10,800	$823,803
Chief Executive Officer	2016	$124,040	—	—		$797,472	(2)	—	$4,637	$926,149

Brian Smith,	2017	$274,997	—	$118,650	(3)	—		—	$22,800	$416,447
Chief Financial Officer and Treasurer	2016	$274,997	—	$101,025	(4)	—		—	$22,600	$398,622

Mark Cianci,	2017	$249,995	—	—		$150,530	(5)	—	$7,500	$408,025
Former Chief Commercial Officer

S. Kent Rockwell,	2017	$50,003	—	—		—		—	$2,000	$52,003
Executive Chairman(11)	2016	$217,308	—	$101,025	(6)	—		—	$8,692	$327,025

JoEllen Lyons Dillon,	2017	$208,634	—	$192,169	(7)	—		—	$358,320	$759,123
Former Executive Vice President – Strategic Development and Capital Markets, Chief Legal Officer and Corporate Secretary	2016	$240,011	—	$101,025	(8)	—		—	$9,641	$350,677

(1)	Mr. McCarley received a grant of options to purchase 100,000 shares of Common Stock on August 14, 2017.
(2)	Mr. McCarley received a grant of options to purchase 100,000 shares of Common Stock on August 19, 2016.
(3)	Mr. Smith received a grant of 15,000 shares of restricted stock on August 14, 2017.
(4)	Mr. Smith received a grant of 7,500 shares of restricted stock on August 12, 2016.
(5)	Mr. Cianci received a grant of options to purchase 12,000 shares of Common Stock on February 10, 2017 and a grant of options to purchase 25,000 shares of Common Stock on August 14, 2017. The unvested portion of the options granted on August 14, 2017 (options for 12,500 shares) was forfeited on February 9, 2018 when Mr. Cianci ceased to be employed by the Company. Mr. Cianci will no longer have a right to exercise his outstanding options after May 10, 2018.
(6)	Mr. Rockwell received a grant of 7,500 shares of restricted stock on August 12, 2016.
(7)	Ms. Dillon received a grant of 15,000 shares of unvested restricted stock on August 14, 2017. In addition, on August 23, 2017, in connection with Ms. Dillon’s separation from the Company, the vesting was accelerated as to 9,167 shares of unvested restricted stock she held from previous grants in 2014 and 2016.
(8)	Ms. Dillon received a grant of 7,500 shares of restricted stock on August 12, 2016.
(9)

The amounts disclosed in these columns are computed in accordance with FASB ASC Topic 718, and using the valuation methodology for equity awards set forth in Note 16 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. In accordance therewith, (a) the amounts for the 2017 grants of restricted shares to Mr. Smith and Ms. Dillon are based on a closing price of our Common Stock on August 14, 2017 of $7.91; (b) the amounts for the 2016 grants of restricted shares to Messrs. Smith and Rockwell and Ms. Dillon are based on a closing price of our Common Stock on August 12, 2016 of $13.47; (c) the amounts for the August 2017 grant of options to purchase common stock to Messrs. McCarley and Cianci are based on the Black-Scholes option pricing model as calculated on August 14, 2017, resulting in a fair value per option issued of $4.38 for Mr. McCarley and $3.40 for Mr. Cianci; (d) the amount for the February 2017 grant of options to purchase common stock to Mr. Cianci is based on the Black-Scholes option pricing model as calculated on February 10, 2017, resulting in a fair value per option issued of $5.46; and (e) the amount for the 2016 grant of options to purchase common stock to Mr. McCarley is based on the Black-Scholes option pricing model as calculated on August 19, 2016, resulting in a fair value per option issued of $7.97. The stock award value for Ms. Dillon in 2017 also reflects the incremental fair value of $73,519 (calculated as of the accelerated vesting date) as determined pursuant to FASB ASC Topic 718 relating to 9,167 unvested shares of restricted stock for which vesting accelerated on August 23, 2017 in connection with Ms. Dillon’s separation from the Company, consisting of (i) 4,167 unvested shares of restricted stock which were originally granted in December 2014 and valued at $33,419 at the time of accelerated vesting; and (ii) 5,000 unvested shares of restricted stock which were originally granted in August 2016 and valued at $40,100 at the time of accelerated vesting.
(10)	Includes Company contributions to the respective individual accounts of the defined contribution plan (401(k) plan) that is sponsored by the Company as follows: (a) Mr. McCarley in the amount of $10,800 in 2017 and $4,637 in 2016; (b) Mr. Smith in the amount of $10,800 in 2017 and $10,600 in 2016; (c) Mr. Cianci in the amount of $7,500 in 2017; (d) Mr. Rockwell in the amount of $2,000 in 2017 and $8,692 in 2016; and (e) Ms. Dillon in the amount of $6,730 in 2017 and $9,641 in 2016. Also includes (i) payment of a car allowance to Mr. Smith in the amount of $12,000 in both of 2017 and 2016; (ii) payments of $240,000 made in connection with the replacement of Ms. Dillon’s then-existing employment agreement with an at-will employment agreement, and her delivery of the related release and waiver, in August 2017; and (iii) payments of $111,590 in separation and separation-related benefits paid to Ms. Dillon in 2017.
(11)	Disclosure of Mr. Rockwell’s compensation is not required in this Proxy Statement and is being voluntarily provided by ExOne. Mr. Rockwell is not the next most highly compensated executive officer of ExOne.

Outstanding Equity Awards at December 31, 2017

The following table sets forth all shares of unvested options and restricted stock that were awarded to our Named Executive Officers by ExOne under the 2013 Equity Incentive Plan and were outstanding as of December 31, 2017.

	Option Awards					Stock Awards
Name	Year of Option Grant	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
		Exercisable	Unexercisable
James L. McCarley (1)	2017	33,333	66,667	$7.91	8/14/2027	—	—
	2016	66,666	33,334	$13.82	8/19/2026	—	—
Brian Smith(2)	—	—	—	—	—	12,500	$105,000
Mark Cianci(3)	2017	12,500	12,500	$7.91	8/14/2022	—	—
	2017	12,000	—	$10.10	2/10/2027	—	—
S. Kent Rockwell(4)	—	—	—	—	—	5,000	$42,000
JoEllen Lyons Dillon(5)	—	—	—	—	—	—	—

(1)	On August 14, 2017, the Company granted to Mr. McCarley options to purchase 100,000 shares of Common Stock. The options are exercisable at a price equal to $7.91 per share and vest in equal one-third increments on the date of grant and the first and second anniversaries of the date of grant. In connection with Mr. McCarley’s appointment as Chief Executive Officer, on August 19, 2016, the Company granted to Mr. McCarley options to purchase 100,000 shares of Common Stock. The options are exercisable at a price equal to $13.82 per share and vest in equal one-third increments on the date of grant and the first and second anniversaries of the date of grant.
(2)	Mr. Smith was granted 7,500 shares of restricted stock on August 12, 2016, which vest in equal one-third increments on the first, second and third anniversaries of the date of the grant. In addition, Mr. Smith was granted 15,000 shares of restricted stock on August 14, 2017, which vest one-half on the date of grant and one-half on the first anniversary of the date of grant.
(3)	On August 14, 2017, the Company granted to Mr. Cianci options to purchase 25,000 shares of Common Stock. The options are exercisable at a price equal to $7.91 per share and vest one-half on the date of grant and one-half on the first anniversary of the date of grant. The unvested portion of these options (options for 12,500 shares) was forfeited on February 9, 2018 when Mr. Cianci ceased to be employed by the Company. On February 10, 2017, the Company granted to Mr. Cianci options to purchase 12,000 shares of Common Stock. The options are exercisable at a price equal to $10.10 per share and fully vested on the date of grant. Mr. Cianci will no longer have a right to exercise his outstanding options after May 10, 2018.

(4)	Mr. Rockwell was granted 7,500 shares of restricted stock on August 12, 2016, which vest in equal one-third increments on the first, second and third anniversaries of the date of the grant. Disclosure of Mr. Rockwell’s compensation is not required in this Proxy Statement and is being voluntarily provided by ExOne. Mr. Rockwell is not the next most highly compensated executive officer of ExOne.
(5)	Ms. Dillon was granted 7,500 shares of restricted stock on August 12, 2016 which were scheduled to vest in equal one-third increments on the first, second and third anniversaries of the date of the grant. In connection with Ms. Dillon’s separation from the Company, the vesting of these restricted shares was accelerated and all of the remaining unvested shares vested on August 23, 2017. Ms. Dillon was granted 15,000 shares of restricted stock on August 14, 2017 all of which vested on the date of grant.
(6)	Based on the closing price of our Common Stock on December 29, 2017 of $8.40 per share.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Schneider Downs & Co., Inc. as our independent registered public accounting firm for the year ending December 31, 2018, and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Schneider Downs & Co., Inc. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Schneider Downs & Company, Inc. as our independent registered public accounting firm. However, the Board is submitting the appointment of Schneider Downs & Co., Inc. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ExOne and our stockholders.

Ratification of the appointment of Schneider Downs & Co., Inc. as ExOne’s independent registered public accounting firm for the year ending December 31, 2018 requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter. Abstentions will have the same effect as an “Against” vote. Because broker non-votes are not deemed to be votes entitled to be cast, they will not affect the outcome of this proposal.

The Board Recommends a Vote “FOR” the Ratification of the Appointment of Schneider Downs & Co., Inc. as ExOne’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with our management the audited financial statements of ExOne included in our Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee has also reviewed and discussed with Schneider Downs & Co., Inc., ExOne’s independent registered public accounting firm for 2017, the audited financial statements and the audit results. In addition, the Audit Committee discussed with Schneider Downs & Co., Inc. the matters required to be discussed by AS 16, Communications with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other PCAOB Rules and Standards.

In addition, we received from and discussed with Schneider Downs & Co., Inc. the written disclosures and the letter required by PCAOB Rule 3526, Communication With Audit Committees Concerning Independence, and discussed Schneider Downs & Co., Inc.’s independence with them. Upon completing these activities, the Audit Committee concluded that Schneider Downs & Co., Inc. is independent from ExOne and its management.

ExOne’s management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in ExOne’s Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the Securities and Exchange Commission.

Members of the Audit Committee:
William F. Strome (Chair)
Gregory F. Pashke
Bonnie K. Wachtel

AUDIT FEES AND SERVICES

Changes in Independent Registered Public Accounting Firms

The Audit Committee conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the year ending December 31, 2016. The Audit Committee considered a number of registered public accounting firms, and narrowed that group down to two firms, including Baker Tilly Virchow Krause, LLP, the Company’s then-current independent registered public accounting firm. As a result of this process, effective March 24, 2016, the Audit Committee approved the engagement of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and dismissed Baker Tilly Virchow Krause, LLP from that role. Baker Tilly Virchow Krause, LLP’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to the uncertainty, audit scope or accounting principles.

During the years ended December 31, 2015 and 2014, and the subsequent interim period through March 24, 2016, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K, between the Company and Baker Tilly Virchow Krause, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Baker Tilly Virchow Krause, LLP’s satisfaction, would have caused Baker Tilly Virchow Krause, LLP to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of the SEC’s Regulation S-K during the years ended December 31, 2015 and 2014 and the subsequent interim period, except for the material weaknesses in internal control over financial reporting disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2015 and December 31, 2014. These material weaknesses were discussed by the Company’s management and the Audit Committee with Baker Tilly Virchow Krause, LLP. The Audit Committee authorized Baker Tilly Virchow Krause, LLP to respond fully to the inquiries of Schneider Downs & Co., Inc., the Company’s new independent registered public accounting firm, concerning these material weaknesses.

On March 25, 2016, the Company filed a Current Report on Form 8-K disclosing the appointment of Schneider Downs & Co., Inc. as its new independent registered public accounting firm and the related dismissal of Baker Tilly Virchow Krause, LLP from that role. The Company provided Baker Tilly Virchow Krause, LLP with a copy of the disclosures in the Current Report on Form 8-K prior to the time that it was filed with the SEC, and requested that Baker Tilly Virchow Krause, LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Baker Tilly Virchow Krause, LLP’s letter dated March 25, 2016 was attached as Exhibit 16.1 to that report.

Prior to engaging Schneider Downs & Co., Inc. on March 24, 2016, neither the Company nor anyone on its behalf consulted with Schneider Downs & Co., Inc. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that Schneider Downs & Co., Inc. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of the SEC’s Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of the SEC’s Regulation S-K.

Schneider Downs & Co., Inc.’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and December 31, 2016, included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2017 and December 31, 2016, respectively, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to the uncertainty, audit scope or accounting principles.

Audit and Other Fees

The following table shows the fees paid by the Company in 2017 and 2016 for the audit and other services provided by Schneider Downs & Co., Inc. for those years:

	2017	2016
	(in thousands)
Audit fees	$706	$688
Audit-related fees	15	17
Tax fees	—	—
All other fees	—	—

Total fees	$721	$705

Audit fees for 2017 and 2016 include fees associated with the annual audit, interim reviews and various registration statements. Audit-related fees for 2017 and 2016 include fees associated with the annual audit of the Company’s 401(k) plan.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by our independent registered public accounting firm, in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee can pre-approve specified services in defined categories of (i) audit services, (ii) audit-related services, (iii) tax services and (iv) other services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide a service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. All of the 2017 and 2016 services described above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of Common Stock as of March 19, 2018, when there were 16,202,119 issued and outstanding shares, for each person known by us to beneficially own more than five percent of our Common Stock, each director (including all nominees for director), each Named Executive Officer, and all directors (including director nominees) and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of Common Stock.

We determine the number of shares in the table below as beneficially owned pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of Common Stock as to which the individual has sole or shared voting power or investment power. We also include any shares of Common Stock that the individual has the right to acquire within 60 days of March 19, 2018 through the exercise of any option, warrant or right.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number	Percent
Directors, Nominees and Named Executive Officers
S. Kent Rockwell(1)	4,596,505	28.4%
John Irvin(2)	217,300	1.3%
James L. McCarley(3)	107,199	*
Gregory F. Pashke(4)	13,250	*
Lloyd A. Semple(5)	30,050	*
Brian Smith(6)	46,700	*
William F. Strome(7)	18,500	*
Bonnie K. Wachtel(8)	21,000	*
Mark Cianci(9)	24,500	*
JoEllen Lyons Dillon(10)	78,500	*
All Directors/Executive Officers as a group (10 persons)	5,113,004	31.3%

Certain Beneficial Owners
ARK Investment Management LLC(11)	1,260,716	7.8%
Novel Century Ventures Limited(12)	1,397,764	8.6%

*	Less than 1%.
(1)	Includes (a) 4,208,055 shares held by Rockwell Forest Products, Inc. (“RFP”), (b) 378,450 shares held by the S. Kent Rockwell Foundation (“Foundation”), and (c) 10,000 shares held directly by Mr. Rockwell of which 5,000 shares are unvested restricted stock. Mr. Rockwell is deemed to have beneficial ownership of the shares held by RFP as the beneficiary of the S. Kent Rockwell Revocable Trust, which is the indirect, sole stockholder of RFP. Mr. Rockwell has sole voting and dispositive power with respect to the 4,208,0555 shares held by RFP. Mr. Rockwell serves as the president and a member of the Board of Directors of the Foundation and shares voting and dispositive power over the 378,450 shares held by the Foundation. Mr. Rockwell has sole voting power and no dispositive power with respect to the 5,000 shares of unvested restricted stock held directly by him. Listed amount does not include shares of Common Stock owned by the S. Kent Rockwell 1997 Irrevocable Trust. Mr. Rockwell disclaims beneficial ownership of shares held by the S. Kent Rockwell 1997 Irrevocable Trust. The address for Mr. Rockwell is c/o The ExOne Company, 127 Industry Boulevard, North Huntingdon, Pennsylvania 15642.
(2)	Includes (a) 207,300 shares held by 20/20 Holdings, LLC, a limited liability company owned by Mr. Irvin and his wife, over which Mr. Irvin has sole voting power and dispositive power, and (b) 5,000 shares of unvested restricted stock held directly by Mr. Irvin, over which Mr. Irvin has sole voting power and no dispositive power.
(3)	Includes (a) 99,999 shares of Common Stock underlying options held directly by Mr. McCarley that are currently exercisable, and (b) 7,200 shares held by LLMG Holdings, LLC, which is jointly owned by Mr. McCarley and his wife, over which Mr. McCarley has shared voting power and dispositive power.

(4)	Includes (a) 400 shares held jointly by Mr. Pashke and his wife over which Mr. Pashke has shared voting and dispositive power and (b) 5,000 shares of unvested restricted stock held directly by Mr. Pashke, over which Mr. Pashke has sole voting power and no dispositive power.
(5)	Includes (a) 300 shares held by Mr. Semple’s spouse over which Mr. Semple may be deemed to have shared voting power and dispositive power, and (b) 5,000 shares of unvested restricted stock held directly by Mr. Semple, over which Mr. Semple has sole voting power and no dispositive power. Mr. Semple disclaims beneficial ownership of his spouse’s shares.
(6)	Includes 12,500 shares of unvested restricted stock held directly by Mr. Smith, over which he has sole voting power and no dispositive power.
(7)	Includes 5,000 shares of unvested restricted stock held directly by Mr. Strome, over which he has sole voting power and no dispositive power.
(8)	Includes 5,000 shares of unvested restricted stock held directly by Ms. Wachtel, over which she has sole voting power and no dispositive power.
(9)	Includes 24,500 shares of Common Stock underlying options held directly by Mr. Cianci that are currently exercisable. Mr. Cianci will no longer have a right to exercise his outstanding options after May 10, 2018.
(10)	Includes (a) 20,000 shares held by the Lyons 2012 Trust over which Ms. Dillon has shared voting power and dispositive power, and (b) 13,500 shares held by DWD Holdings LP over which Ms. Dillon has shared voting power and dispositive power. This information is based solely on the last Form 4 filed with the SEC for Ms. Dillon, dated August 14, 2017, updated for shares outstanding as of March 19, 2018.
(11)	ARK Investment Management LLC (“ARK”), an investment adviser, has (a) sole voting power with respect to 873,160 of the listed shares, (b) sole dispositive power with respect to 1,253,979 of the listed shares, and (c) shared voting power and dispositive power with respect to 6,737 of the listed shares. The address for ARK is 155 West 19th Street, 5th Floor, New York, New York 10011. This information is based solely on the Reporting Person’s Statement on Schedule 13G filed with the SEC dated February 14, 2018, updated for shares outstanding as of March 19, 2018.
(12)	Novel Century Ventures Limited (“Novel”) has sole voting and dispositive power, and Mega Fame Holdings Limited (“Mega”) and Ms. Tu Guihua (together with Novel and Mega, the “Reporting Persons”) have shared voting and dispositive power, over the listed shares. Novel is a wholly owned subsidiary of Mega and Ms. Guihua owns all of the issued and outstanding capital stock of Mega. The address for Novel and Mega is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The address for Ms. Guihua is Rm. 24-2, Bld 10, Project B, Huaguoyuan, Nanming District Guiyang, Guizhou Province, China. This information is based solely on the Reporting Persons’ most recent Statement on Schedule 13G filed with the SEC dated September 15, 2014, updated for shares outstanding as of March 19, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires persons who own more than ten percent of a registered class of our equity securities and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any ExOne equity securities. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our ten percent holders, directors and executive officers complied during the year ended December 31, 2017, with the reporting requirements of Section 16(a) of the Exchange Act.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

LORETTA L. BENEC
General Counsel and Corporate Secretary

April 5, 2018

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the election of the following director nominees:
1.	Election of Directors. The nominees are:
	Nominees	For	Against	Abstain
1A	S. Kent Rockwell	☐	☐	☐
1B	John Irvin	☐	☐	☐
1C	Gregory F. Pashke	☐	☐	☐
1D	Lloyd A. Semple	☐	☐	☐
1E	William F. Strome	☐	☐	☐
1F	Bonnie K. Wachtel	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2017 Annual Report are available at www.proxyvote.com.

THE EXONE COMPANY
Annual Meeting of Stockholders
May 16, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) S. Kent Rockwell, James L. McCarley and Loretta L. Benec, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE EXONE COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Daylight Time, on May 16, 2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the director nominees listed in proposal 1 and FOR proposal 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side